SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported)

                        February 27, 1996



                     MICRON ELECTRONICS, INC.
        --------------------------------------------------
        (Exact name of registrant as specified in charter)


                           Minnesota
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          (State or other jurisdiction of incorporation)

        0-17932                          41-1404301
        -------                          ----------
 (Commission File No.)       (IRS Employer Identification Number)


                      900 East Karcher Road
                        Nampa, Idaho  83687
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             (Address of principal executive offices)



                          (208) 465-3434
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       (Registrant's telephone number, including area code)














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     Item 5.  Other Events.
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          See the following press release, dated February 27, 1996,
announcing certain changes in the manufacturing operations of the
Company:

FOR IMMEDIATE RELEASE

Contact:  Steve Laney
          Micron Electronics, Inc.
          (208) 893-3900
          Website URL<http://www.mei.micron.com
          Fax-on-demand: 1-800-926-0993

    MICRON ELECTRONICS, INC., CLOSING MINNEAPOLIS MANUFACTURING
                             OPERATION

     February 27, 1996, Boise, Idaho -- Micron Electronics, Inc. today announced it will discontinue its Minneapolis manufacturing operations effective April 30, 1996. This action will not include the Company's Minneapolis call center which will continue its sales and technical support for Micron's product lines. The Company also confirmed that it will be discontinuing sales of the Company's ZEOS line of personal computers. Technical and warranty support for ZEOS brand personal computers will continue to be provided by the Company.

     Approximately 300 jobs in the Minneapolis manufacturing operations will be affected by today's announcement, although qualified candidates will have the opportunity to apply for alternative positions within the Company, including positions in the Minneapolis call center and at other Company locations.

     The Company plans to take an approximate $30 million restructuring charge, including provision for the disposition of inventory, write-off of goodwill and other costs associated with the discontinuance of operations. Due to this restructuring charge, the Company expects to report a net loss for the Company's 2nd fiscal quarter of 1996 when its results are announced in March.

     Micron Electronics, Inc., manufactures electronic products for a wide range of computing and digital applications. The Company develops, markets, manufactures and supports PC systems for consumer, business, and government use, provides contract manufacturing services to original equipment manufacturers and maintains a component recovery operation. The Company is approximately 80 percent owned by Micron Technology, Inc. Micron Electronics, Inc., common stock trades on the NASDAQ Stock Market under the symbol MUEI. More product information is available by calling 1-800-515-9197 or via Micron Electronics home page on the Internet at http://www.mei.micron.com.









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


                            Signatures

     Pursuant to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MICRON ELECTRONICS, INC.


                                   By:  /s/ T. Erik Oaas
                                        ---------------------------
                                        T. Erik Oaas
                                        Vice President, Finance and
                                        Chief Financial Officer

Date: February 29, 1996






































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